[Letterhead of Seward & Kissel LLP]

Exhibit 5.1

December 31, 2007

Eagle Bulk Shipping Inc.

477 Madison Avenue

New York, NY 10022

Re:	Eagle Bulk Shipping Inc.

Ladies and Gentlemen:

We have acted as counsel to Eagle Bulk Shipping Inc. (the “Company”) and each of the Company’s subsidiaries listed on Schedule I hereto (collectively the “Additional Registrants”) with respect to matters of Marshall Islands and Liberian law in connection with the Company’s filing of a Registration Statement on Form S-3 (as may be amended, the “Registration Statement”) and the prospectus included therein (as may be amended or supplemented, the “Prospectus”) with the U.S. Securities and Exchange Commission (the “Commission”) on December 31, 2007, pursuant to Rule 415 of the Securities Act of 1933, as amended, with respect to the public offering from time to time of securities of the Company which may include common shares, preferred shares, debt securities (which debt securities may be guaranteed by the Additional Registrants pursuant to one or more guarantee), warrants, purchase contracts and units (collectively the “Securities”). The Prospectus of the Company will be supplemented from time to time each time that the Securities are offered by the Company and the Additional Registrants pursuant to the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus; and (iii) such corporate documents and records of the Company and each Additional Registrant and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company, the Additional Registrants and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with any offering of the Securities will be duly authorized, executed and delivered by each of the parties thereto other than the Company and the Additional Registrants, and (ii) the terms of any offering of Securities

Eagle Bulk Shipping Inc.
December 31, 2007

will comply in all respects with the terms, conditions and restrictions described in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands and the Republic of Liberia:

(1) The Company has the authority pursuant to its Amended and Restated Articles of Incorporation dated June 3, 2005 to issue up to 125 million shares of its capital stock, of which the Company may issue 100 million shares of common stock and 25 million shares of preferred stock, and upon the adoption by the board of directors of the Company (the “Board”) of a resolution in form and content as required by Marshall Islands law and upon the issuance and delivery of and the payment for shares of the Company’s common stock and preferred stock, as the case may be, in the manner contemplated in the Registration Statement and the Prospectus, as supplemented at the time of issuance, and assuming the Company has a sufficient number of authorized but unissued shares of common stock and preferred stock, such shares of common stock and preferred stock will be validly issued, fully paid and non-assessable;

(2) The Company has the authority to issue the debt securities, and the Additional Registrants have the authority to issue the guarantees, and when the debt securities and guarantees have been duly established in accordance with the applicable indenture and applicable law, and upon adoption by the Board of a resolution in form and content as required by Marshall Islands law and the adoption of each Additional Registrant of the necessary corporate authority as required by Marshall Islands or Liberian Law, as the case may be, and upon due authentication, execution and delivery of the debt securities and guarantees by the indenture trustee against payment therefore in the manner contemplated by the Registration Statement and the Prospectus, as supplemented at the time of issuance, the debt securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and the guarantees will constitute valid and legally binding obligations of the Additional Registrant issuing such guarantee, enforceable against such Additional Registrant in accordance with its terms;

(3) The Company has the authority to issue the warrants, and when the warrants have been duly executed and delivered in accordance with applicable law, and upon adoption by the Board of a resolution in form and content as required by Marshall Islands law and upon issuance and delivery of and payment for the warrants in the manner contemplated by the Registration Statement and the Prospectus, as supplemented at the time of issuance, the warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms;

(4) The Company has the authority to issue the purchase contracts, and when the purchase contracts have been duly executed and delivered in accordance with applicable law, and upon adoption by the Board of a resolution in form and content as required by Marshall Islands law and upon issuance and delivery of and payment for the purchase contracts in the manner contemplated by the Registration Statement and the Prospectus, as supplemented at the time of issuance, the purchase contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and

Eagle Bulk Shipping Inc.
December 31, 2007

(5) The Company has the authority to issue the units, and when the units have been duly executed and delivered in accordance with applicable law, and upon adoption by the Board of a resolution in form and content as required by Marshall Islands law and upon issuance and delivery of and payment for the units in the manner contemplated by the Registration Statement and the Prospectus, as supplemented at the time of issuance, the units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is limited to the law of the State of New York and the Federal law of the United States of America and the laws of the Republic of the Marshall Islands and of the Republic of Liberia as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Tax Considerations—Marshall Islands Tax Considerations”, “Tax Considerations—United States Federal Income Tax Considerations” and “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,
/s/ Seward & Kissel LLP

Schedule I – Additional Registrants

Cardinal Shipping LLC
Condor Shipping LLC
Crested Eagle Shipping LLC
Crowned Eagle Shipping LLC
Eagle Shipping International (USA) LLC
Falcon Shipping LLC
Golden Eagle Shipping LLC
Griffon Shipping LLC
Harrier Shipping LLC
Hawk Shipping LLC
Heron Shipping LLC
Imperial Eagle Shipping LLC
Jaeger Shipping LLC
Kestrel Shipping LLC
Kite Shipping LLC
Kittiwake Shipping LLC
Merlin Shipping LLC
Oriole Shipping LLC
Osprey Shipping LLC
Peregrine Shipping LLC
Petrel Shipping LLC
Puffin Shipping LLC
Raptor Shipping LLC
Roadrunner Shipping LLC
Robin Shipping LLC
Saker Shipping LLC
Sandpiper Shipping LLC
Shikra Shipping LLC
Shrike Shipping LLC
Skua Shipping LLC
Snipe Shipping LLC
Sparrow Shipping LLC
Stellar Eagle Shipping LLC
Swift Shipping LLC
Tern Shipping LLC

Agali Shipping S.A.
Anemi Maritime Services S.A.
Avlona Shipping S.A.
Delfini Shipping S.A.
Drosato Shipping S.A.
Fountana Shipping S.A.
Kampia Shipping S.A.
Kofina Shipping S.A.
Marmaro Shipping S.A.
Mesta Shipping S.A.
Mylos Shipping S.A.
Nagos Shipping S.A.
Nenita Shipping S.A.
Olympi Shipping S.A.
Pelineo Shipping S.A.
Pyrgi Shipping S.A.
Rahi Shipping S.A.
Sirikari Shipping S.A.
Spilia Shipping S.A.